Exhibit 99.2

Northern Oil and Gas, Inc. Announces Pricing of Senior Notes Offering

WAYZATA, Minn., May 13, 2015 /PRNewswire/ — Northern Oil and Gas, Inc. (NYSE MKT: NOG) (the “Company” or “Northern Oil”) today announced that it priced its private offering to eligible purchasers of $200 million in aggregate principal amount of its 8.000% senior notes due 2020 (the “notes”) at an offering price equal to 95.000% of par. The notes will be Northern Oil’s general unsecured obligations. Northern Oil intends to use the net proceeds of approximately $184.9 million, after deducting initial purchasers’ discounts and offering expenses, to repay borrowings outstanding under its revolving credit facility and for other general corporate purposes. The offering is expected to close on May 18, 2015, subject to the satisfaction of customary closing conditions.

The notes are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding Northern Oil’s financial position, business strategy, plans and objectives of management for future operations, industry conditions and covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern Oil’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern Oil’s properties, Northern Oil’s ability to acquire additional development opportunities, changes in Northern Oil’s reserves estimates or the value thereof, general economic or industry conditions, nationally or in the regions in which Northern Oil conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern Oil’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern Oil’s operations, products, services and prices.

Northern Oil has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern Oil’s control.

CONTACT:

Brandon Elliott

EVP, Corporate Development and Strategy

952-476-9800

belliott@northernoil.com

Erik Nerhus

VP, Business Development

952-476-9800

enerhus@northernoil.com

SOURCE Northern Oil and Gas, Inc.